EXHIBIT 10.22

                              ACQUISITION AGREEMENT


         THIS AGREEMENT made and entered into as of this 6th day of March 1997, by and between EMCON, a California corporation ("EMCON"), and its wholly-owned subsidiary, MONTEREY LANDFILL GAS CORPORATION, a California corporation (the "Seller"), both having an address at 400 S. El Camino Real, Suite 1200, San Mateo, California 94402, and BIOMASS ENERGY PARTNERS V, L.P., a Delaware limited partnership having an office at 40 Tower Lane, Avon, Connecticut 06001 (the "Buyer").


                              W I T N E S S E T H :


         WHEREAS, the Seller is party to those certain agreements described on Exhibit A annexed hereto (the "Project Agreements"), pursuant to which the Seller was granted the exclusive lease of all rights to the Landfill Gas which is produced within the Monterey Peninsula Landfill located north of the Town of Marina, County of Monterey, State of California, as shown on the attached Exhibit B (hereinafter referred to as the "Landfill"); and


         WHEREAS, the District has constructed and installed certain Landfill Gas recovery wells and other equipment in the Landfill and further intends to construct additional wells and equipment in the Landfill and all of such wells and equipment are used or are to be used in the Landfill Gas Recovery Project conducted at the Landfill under the terms of the Project Documents and are owned by the Seller; and


         WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to acquire from the Seller for the consideration hereinafter set forth, the sole and exclusive right and privilege to drill and recover all Landfill Gas at the Landfill and all other related rights covered by the Project Documents, subject to the terms and conditions of the Project Documents and to the provisions hereof, and the parties further desire that the Seller shall sell to the Buyer all of the Seller's interest in the wells and equipment used in the Landfill Gas Recovery Project.


         NOW, THEREFORE, in consideration, of the performance and observance of the mutual covenants, terms and conditions herein contained, the parties agree as follows:

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         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

             (a) "Agreements" - this Agreement, the Assignment, the Bill of Sale and any other agreements between Buyer and Seller relating hereto.

             (b) "Amendment to and Restatement of Gas Sales Contract" Amendment and Restatement dated December 22, 1986, as amended, originally between Marina Landfill Gas Corporation and Monterey Landfill Gas Corporation.

             (c) "Amendments" - The Third Lease Amendment and Amendment No. 2 to Amended and Restated Gas Sales Contract, each as more particularly described on Exhibit A annexed hereto.

             (d) "Assignment" - the assignment of Seller's rights in the Project Documents, in the form annexed hereto as Exhibit E, and in form suitable for recording.

             (e) "Bill of Sale" - the bill of sale in the form annexed hereto as Exhibit G.

             (f) "Code" - the Internal Revenue Code of 1986, as amended.

             (g) "Construction Contract" - defined as in Section 5(c).

             (h) "District" - Monterey Regional Waste Management District, the owner and operator of the Landfill.

             (i) "Equipment" - the Landfill Gas recovery wells and other equipment now used and to be used in connection with the Landfill Gas Recovery Project at the Landfill and more particularly described in the Project Documents.

             (j) "Expansion Area" - Module 3 and the "Wet Weather" area as described on Exhibit B annexed hereto.

             (k) "Landfill" - Monterey Peninsula Landfill located in Monterey, California, as shown on Exhibit B annexed hereto.

             (l) "Landfill Gas" - methane gas and other gases produced by the anaerobic decomposition of matter within the Landfill.

             (m) "Landfill Gas Lease" - the Lease, dated June, 1983, as amended, originally entered into between Monterey Peninsula Garbage and Refuse Disposal District and Marina Landfill Gas Corporation.

             (n) "Landfill Gas Recovery Project" - the project to recover Landfill Gas now and to be undertaken at the Landfill, utilizing the Project Properties.

             (o) "Permits" - the permits and licenses relating to the Landfill Gas Recovery Project as more fully described in Section 2(a)(iv).


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             (p) "Project  Documents" - The Landfill Gas Lease, the Amendment to
and Restatement of Gas Sales Contract and the Amendments, each as more particularly described as Exhibit A annexed hereto.

             (q) "Project Properties" - the assets described in Section 2(a).

             (r) "Section 29 Credits" - the credits against income tax liability provided for the production and sale of fuel from a nonconventional source under
Section 29 of the Code.

             (s) "User" - Pacific Gas and Electric Company.

         2. SALE AND ASSIGNMENT.

             (a) Subject to the payment by Buyer of the purchase price of $1,150,000, Seller hereby sells, transfers and assigns unto the Buyer, its successors and assigns, all of Seller's right, title and interest in

                 (i) the Project Documents and the Landfill Gas Recovery Project, including, without limitation, all easements, rights of way, and appurtenances and all rights to drill for Landfill Gas in all sections of the Landfill, whether developed now or hereafter;

                 (ii) the Landfill Gas and the Landfill Gas reserves at, in and under the Landfill;

                 (iii) the Equipment; and

                 (iv) all other tangible and intangible personal property, interests and rights relating to the Landfill Gas Recovery Project, including, without limitation, any use, occupancy, water, environmental, discharge, construction and operating permits or licenses (the "Permits"), to the extent assignable.

             All  the   foregoing   are  referred  to  herein  as  the  "Project
Properties."

             All of Buyer's rights shall be subject to the rights of the District under the Project Documents.


             (b) As a material condition hereof and covenant of the Buyer, the Buyer agrees to be bound by all the terms, covenants, obligations and conditions of the Project Documents.

             (c) The Seller has received from the Buyer simultaneously herewith all of the following duly executed:


                 (i) the Assignment; and


                 (ii) the Bill of Sale.

             (d) The Buyer has received from the Seller simultaneously herewith:

                 (i) the Assignment, duly executed by the Seller and duly consented to by the District;

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                 (ii) the Bill of Sale;

                 (iii) such other instruments of transfer and consent as shall be necessary to transfer to Buyer the rights to the Project Properties.

         3.  ALLOCATION  OF  PURCHASE  PRICE.  The  purchase  price set forth in section 2(a) shall be allocated as set forth in Exhibit D annexed hereto. The Buyer and the Seller shall report the transfer of project properties in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended and the regulations thereunder.

         4. PAYMENT.

             (a) In consideration for the Seller's agreements hereunder, the Buyer shall pay an aggregate of $1,150,000, payable as follows:

                 (i) The Buyer has heretofore paid to the Seller the sum of $7,500.

                 (ii) The Buyer has paid to the Seller the sum of $942,500 in immediately available funds on the date hereof; and

                 (iii) The Buyer shall pay to Seller the sum of $200,000, in immediately available funds, upon the first to occur of the following events, with interest at the rate of 9% per annum from the date of this Agreement through the date of payment, payable at the date of payment:

                       (x) December 31, 1997, if no changes to Section 29 of the Code materially adverse to Buyer with respect to the Landfill Gas
Recovery  Project shall have been enacted into law prior to that date;
or, if enacted, shall have been repealed prior to that date; or

                 (y) the date upon which an amendment to Section 29(g)(1)(A) of the Code shall have been enacted into law; provided that the July 1, 1998 date in such Section shall be changed to a date no earlier than December 31, 1997 and no other amendments to Section 29 of the Code materially adverse to the Buyer with respect to the Landfill Gas Recovery Project shall have been enacted into law; or

                 (z) the date upon which the next Federal budget shall be enacted into law; provided that no changes to Section 29 of the Code materially adverse to the Buyer with respect to the Landfill Gas Recovery Project shall have been enacted into law in connection with the enactment of such budget.

If none of the above events shall occur on or before December 31, 1997, then, upon such date, the obligation to make the $200,000 payment along with any accrued interest shall terminate and be of no further force and effect and the aggregate consideration shall be thereupon reduced automatically to $950,000.

         5. EMCON'S AND SELLER'S WARRANTIES. EMCON and the Seller jointly represent and warrant to the Buyer on and as of the date hereof:

             (a) The Seller is a corporation duly and validly organized and existing in good standing under the laws of the state of its organization; the


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Seller has all necessary  power and authority to own its properties and carry on its business in the places where the ownership of such properties and the conduct of such business so requires; the Seller has the necessary power and authority to enter into the Agreements and to carry out the transactions contemplated hereunder and thereunder; the execution and delivery of the Agreements by the Seller and the performance of its obligations hereunder and thereunder, including the conveyance of its rights under the Project Documents and the acceptance of the purchase price in exchange therefor and the sale of the Project Properties, have been duly authorized by all necessary action of the Seller and do not violate or conflict with (i) any provision of the Articles of Incorporation or By-Laws of the Seller, (ii) any law or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority, or (iii) any agreement to which the Seller is a party or by which the Seller's interest in the Project Properties is bound; the Seller is not subject to any restriction or agreement which (with or without the giving of notice or passage of time or both) prohibits or would be violated by, and the Seller has obtained all of the consents of the parties necessary
for,  the  consummation  of  the  transactions   contemplated  hereby;  and  the
Agreements constitute, and when executed and delivered will constitute, the valid and binding obligations of the Seller enforceable in accordance with their terms.

             (b) The Seller is the sole owner of the leasehold estate and Landfill Gas rights created or granted by the Project Documents all of which upon transfer to Buyer shall be free and clear of all liens, claims and encumbrances of any kind or nature whatsoever. With respect to the Equipment, the Seller has not transferred any interest in the Equipment, nor made or suffered any lien, claim or encumbrance, to or by any person.

             (c) The District has entered into a Construction Contract (the "Construction Contract") with O.W.T. Construction Company effective as of December 31, 1996 to build an addition to the Landfill Gas Recovery Project in the Expansion Area. A true and complete copy of this Construction Contract is attached to this Agreement as Exhibit C. The Construction Contract is in full force and effect, is valid and subsisting, and no party is in default thereunder. The Project Documents, including, without limitation, the Amendments, and the Construction Contract, are valid and subsisting and in full force and effect, no party is in default thereunder, and the Project Documents grant all rights necessary for the conduct of the Landfill Gas Recovery Project upon the lands described therein.

             (d) The Seller has good and lawful right to assign rights under the Project Documents and to assign the Landfill Gas lying in and under the Landfill to the Buyer as done in the Assignment and to sell the Equipment as is done by the Bill of Sale.

             (e) The Buyer shall have the exclusive right to recover and remove the Landfill Gas in and under the Landfill (including any areas of the Landfills not yet developed), subject to the terms of the Project Documents.

             (f) The Seller has granted to the Buyer its entire economic interest in the Landfill Gas in the Landfill subject to the terms hereof.

             (g) The Project Properties will be kept free from any adverse lien, security interest or encumbrance attributable to the acts of the Seller and the Seller warrants specially its title to the leasehold estate granted herein and hereby subject to the terms of the Project Documents.

             (h) All income, sales, use, value added, or other taxes, licenses, tolls, inspection or other fees, permits or certificates ("Imposts") which were or may be required to be paid or obtained in connection with the Seller and the Seller's business operations have been, or when due will promptly be, paid in full or obtained.

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

             (i) There is no action, suit or proceeding pending or threatened against the Seller or any other party before or by any court, administrative agency or other governmental authority affecting the Project Properties, the Landfill Gas Recovery Project or the transactions contemplated by the Agreements. In connection with its operation of the Landfill Gas Recovery
Project, the Seller has complied with all applicable laws, statutes, regulations, ordinances and rules, including those relating to the environment and the Seller and the District have secured all necessary Permits, copies of which have been heretofore furnished to the Buyer.

             (j) The Seller has furnished or will, upon request, furnish to the Buyer a true, correct and complete copy of the Project Documents, the Amendments, the agreement with the User relating to the sale by the Seller to the User of electricity and of each and every material document delivered to or by the Seller, as the case may be, in connection with the purchase of the Project Properties by Seller.

             (k) To the best of Seller's knowledge, the Equipment is in good working order and operating condition.

             (l) The gas flow projections prepared by John Pacey, dated December 12, 1996, attached to this Agreement as Exhibit F, represent Seller's best estimate of the flow of Landfill Gas to be produced at the Landfill Gas Recovery Project from January 1, 1997 to 2020. Buyer acknowledges that projections and the related representations herein are not to be construed as a guarantee of the actual flow of Landfill Gas to be provided at the Landfill Gas Recovery Project after the closing. The attached Exhibit H represents Seller's accurate statement of income received from the sale of LFG to the District for the period indicated in Exhibit H. In addition, the Section 29 Credits generated by the Landfill Gas Recovery Project for the period January 1, 1994 through November 30, 1996 are as follows:

                           1994 - 12 months - $126,588
                           1995 - 12 months - $173,562
                           1996 - 11 months - $120,621

             (m) In connection with the construction, fuel supply, power generation and transmission and other operations and processes relating to the Landfill Gas Recovery Project, no release, emission, or discharge into the environment of petroleum or petroleum products, or hazardous substances as defined under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., or hazardous waste as defined under the Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq., or air pollutants as defined under the Clean Air Act, 42 U.S.C. ss.7401 et seq., or toxic pollutants as defined under the Clean Water Act, 33 U.S.C. ss.1251 et seq., has, to the best of the Seller's or the Seller's Affiliate's knowledge and after inquiry, occurred, is presently occurring, or is expected to occur other than federally permitted releases or those equal to or less than reportable quantities, or other than releases, emissions or discharges that do not or would not exceed applicable standards or limitations under any other applicable federal, state, or local laws or regulations. The Landfill Gas Recovery Project, the Project Properties, and the Seller's use and proposed use thereof are not in violation of any environmental or occupational safety and health laws, or other applicable law now in effect, the effect of which violation, in any case or in the aggregate, would materially adversely affect the Landfill Gas Recovery Project or the Seller's use thereof, or which, in any case or in the aggregate, would impose a material liability on or jeopardize the interest of the Seller in the Landfill Gas Recovery Project. Seller has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

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             (n) Except with respect to the Equipment,  as to which Seller makes no representation, there are no liabilities or obligations affecting the Project Properties or the Landfill Gas Recovery Project, except as specifically set forth in this Agreement or the Project Documents.

             (o) To the best of their knowledge, neither EMCON nor Seller is aware of any fact or circumstance through the date hereof that would prevent the Landfill Gas to be recovered from the Landfill Gas Recovery Project to be eligible for Section 29 Credits at least through December 31, 2002. For purposes hereof, the liability of EMCON and Seller for a breach of this warranty shall in the aggregate not exceed the total purchase price actually paid to Seller pursuant to Section 4 above.

         6. BUYER'S WARRANTIES. the Buyer represents and warrants to the Seller:

             (a) The Buyer is a limited partnership duly and validly organized and existing in good standing under the laws of the state of Delaware; the Buyer has all power and authority to own its properties and carry on its business in the places where the ownership of such properties and the conduct of such business so requires; the Buyer has the power and authority to enter into the Agreements, and to carry out the transactions contemplated hereunder and thereunder; the execution and delivery of the Agreements by the Buyer and the performance of its obligations hereunder and thereunder, including the payment of the purchase price in exchange for the assignment of the Seller's rights under the Project Documents, have been duly authorized by all necessary action of the Buyer and do not violate or conflict with (i) any provision of the Buyer's limited partnership agreement or certificate of limited partnership,
(ii) any law, or any order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority, or (iii) any agreement to which the Buyer is a party or by which the Buyer is bound; the Buyer is not subject to any restriction or agreement which (with or without the giving of notice or the passage of time or both) prohibits or would be violated by, and the Buyer has obtained all of the consents of third parties necessary for, the consummation of the transactions contemplated hereby; and the Agreements constitute and when executed will constitute, the valid and binding obligations of the Buyer enforceable in accordance with their terms.

         7. INDEMNIFICATION BY SELLER.

             (a) The Seller hereby indemnifies and holds the Buyer harmless from and against any and all loss, cost, damage, injury or expense (including, without limitation, court costs and reasonable attorneys' fees) wheresoever and howsoever arising which the Buyer or its officers, directors, shareholders, agents, employees, successors or assigns may incur by reason of any breach by the Seller of any of the warranties or representations by, or obligations of, the Seller set forth in this Agreement, up to and including the date of this Agreement. The Seller further indemnifies and holds the Buyer harmless from and against any loss sustained or reasonable expense incurred by the Buyer as the direct result of, or arising out of, the imposition on the Equipment of any tax lien, or the foreclosure of such lien, by virtue of the Seller's failure to pay, or the underpayment of, any tax required to be paid by the Seller pursuant to this Agreement.

             (b) Without limiting the generality of the provisions of Section 7(a) above, the Seller further indemnifies and holds the Buyer harmless from any loss, liability, claim, damage or expense resulting from any defect of title as specially warranted herein and further agrees to assume and bear the reasonable expense of the defense of any action brought against the Buyer as a result of


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such title defect;  and the Seller covenants that it will take no action or omit
to  take  any  action  which  would  result  in  the  amendment,   modification,
cancellation or termination either of the Project Documents unless such amendment, modification, cancellation or termination shall not diminish the Buyer's rights under this Agreement. If the Seller fails to perform any of such covenants and agreements within a reasonable time after written notice thereof, the Buyer shall have the right to make the same and to perform such obligation and cause Seller to reimburse Buyer for its cost in so doing.

         8. INDEMNIFICATION BY BUYER. The Buyer hereby indemnifies and holds the Seller harmless from and against any and all loss, cost, damage, injury or expense (including, without limitation, court costs and reasonable attorneys' fees) wheresoever and howsoever arising which the Seller or its officers, agents or employees may incur by reason of any breach by the Buyer of any of the warranties or representations by, or obligations of, the Buyer set forth in this agreement. The Buyer further indemnifies and holds the Seller harmless from and against any loss incurred by the Seller as the direct result of, or arising out of, the imposition on the Equipment of any tax liens, or the foreclosure of such lien, by virtue of the Buyer's failure to pay, or the Buyer's underpayment of, any federal, state or local income tax liability, franchise tax, capital tax, value added tax or other taxes or fees.

         9. NOTICES.

             Any notice, consent, communication or delivery which is permitted or required hereunder shall be duly and properly given if in writing and either delivered personally to the person to whom it is authorized to be given or if sent by nationally recognized over-night courier (including express mail) or registered or certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Seller:

                  Monterey Landfill Gas Corporation
                  c/o EMCON
                  400 S. El Camino Real, Suite 1200
                  San Mateo, California 94402
                  Attention:  R. Michael Momboisse, Esq.
                  Telecopy Number:  415-375-0763

                  If to EMCON:

                  EMCON
                  400 S. El Camino Real, Suite 1200
                  San Mateo, California 94402
                  Attention:  R. Michael Momboisse, Esq.
                  Telecopy Number:  415-375-0763
                  If to the Buyer:

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                  Biomass Energy Partners V, L.P.
                  c/o ZFC Energy, Inc.
                  40 Tower Lane
                  Avon, Connecticut 06001
                  Attention:  Mr. Martin F. Laughlin
                  Telecopy Number:  (860) 677-4036

                  With a copy to:

                  Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                  New York, New York  10022
                  Attention:  Stephen Rosenberg, Esq.
                  Telecopy Number:  (212) 371-1084

         Changes of address or parties to be notified shall be accomplished in like manner.

         10. BEST EFFORTS; FURTHER ASSURANCES. Each of the Buyer and the Seller agree to use their best efforts in good faith to consummate the transactions provided for and contemplated by this Agreement. Each of the Buyer and the Seller further agree to execute and deliver to the other party such documents or instruments as shall be reasonably requested by such other party in order to carry out the transactions contemplated by this agreement.

         11. MISCELLANEOUS.

             (a) SURVIVAL. The covenants, agreements, representations and warranties made herein of each of the Seller and the Buyer shall survive the execution and delivery of this Agreement, the other Agreements, and the consummation of the transactions described herein or therein.

             (b) AMENDMENTS. This Agreement may not be altered, modified, or amended except by a writing signed by the parties.

             (c) SUCCESSORS. The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, their respective legal representatives, successors, assigns, and transferees. Without limiting the foregoing, the Buyer shall have the right to assign all of its rights and obligations under this Agreement to a limited partnership of which the Buyer is the general partner. Upon any such assignment, the Buyer shall give notice thereof to the Seller.

             (d) GOVERNING LAW. This Agreement shall be governed by, and interpreted under, the laws of the State of California applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

             (e) GENDER. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

             (f) CAPTIONS. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

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             (g)  COUNTERPARTS.  This  Agreement  may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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         IN  WITNESS  WHEREOF,  the  Buyer and the  Seller  have  executed  this
Agreement on the date first above written.

           SELLER:

           MONTEREY LANDFILL GAS CORPORATION


           By:    /s/ R. Michael Momboisse
                  --------------------------
           Name:  R. Michael Momboisse
           Title: Chief Financial Officer
                  Vice President - Legal


           BUYER:

           BIOMASS ENERGY PARTNERS V, L.P.

           By: ZFC Energy, Inc., General Partner

           By:     /s/ Martin F. Laughlin
                   ------------------------
           Name:   Martin F. Laughlin
           Title:  Vice President

           EMCON:

           EMCON, a California corporation

           By:    /s/ R. Michael Momboisse
                  -------------------------
                  R. Michael Momboisse
                  Chief Financial Officer
                  Vice President -Legal






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